EXHIBIT 21

Subsidiaries of the Registrant (1), (2) and (3) — at December 31, 2010

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Abu Dhabi Petroleum Company Limited (5)	23.75	United Kingdom
Aera Energy LLC (5)	48.2	California
Al-Jubail Petrochemical Company (4) (5)	50	Saudi Arabia
Ampolex (CEPU) Pte Ltd	100	Singapore
Ancon Insurance Company, Inc.	100	Vermont
Barnett Gathering, LP	100	Texas
BEB Erdgas und Erdoel GmbH (4) (5)	50	Germany
Cameroon Oil Transportation Company S.A. (5)	41.07	Cameroon
Caspian Pipeline Consortium (5)	7.5	Russia/Kazakhstan
Castle Peak Power Company Limited (5)	60	Hong Kong
Chalmette Refining, LLC (4) (5)	50	Delaware
Cross Timbers Energy Services, Inc.	100	Texas
Ellora Energy Inc.	100	Delaware
Esso Australia Resources Pty Ltd	100	Australia
Esso Deutschland GmbH	100	Germany
Esso Erdgas Beteiligungsgesellschaft mbH	100	Germany
Esso Exploration and Production Angola (Block 31) Limited	100	Bahamas
Esso Exploration and Production Angola (Overseas) Limited	100	Bahamas
Esso Exploration and Production Chad Inc.	100	Delaware
Esso Exploration and Production Nigeria (Deepwater) Limited	100	Nigeria
Esso Exploration and Production Nigeria (Offshore East) Limited	100	Nigeria
Esso Exploration and Production Nigeria Limited	100	Nigeria
Esso Exploration and Production UK Limited	100	United Kingdom
Esso Exploration Angola (Block 15) Limited	100	Bahamas
Esso Exploration Angola (Block 17) Limited	100	Bahamas
Esso Highlands Limited	100	Papua New Guinea
Esso Holding Company Singapore Limited	100	Bahamas
Esso Ireland Limited	100	Ireland
Esso Italiana S.r.l.	100	Italy
Esso Malaysia Berhad	65	Malaysia
Esso Nederland B.V.	100	Netherlands
Esso Norge AS	100	Norway
Esso Petrolera Argentina Sociedad de Responsabilidad Limitada	100	Argentina
Esso Petroleum Company, Limited	100	United Kingdom
Esso Pipeline Investments Limited	100	Bahamas
Esso Raffinage S.A.F.	82.89	France
Esso Societe Anonyme Francaise	82.89	France
Esso (Thailand) Public Company Limited	65.99	Thailand
Esso Trading Company of Abu Dhabi	100	Delaware
Exxon Azerbaijan Limited	100	Bahamas
Exxon Chemical Arabia Inc.	100	Delaware
Exxon Luxembourg Holdings LLC	100	Delaware
Exxon Mobile Bay Limited Partnership	100	Delaware
Exxon Neftegas Limited	100	Bahamas
Exxon Overseas Corporation	100	Delaware

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Exxon Overseas Investment Corporation	100	Delaware
ExxonMobil Abu Dhabi Offshore Petroleum Company Limited	100	Bahamas
ExxonMobil Alaska Production Inc.	100	Delaware
ExxonMobil Asia Pacific Pte. Ltd.	100	Singapore
ExxonMobil Australia Pty Ltd	100	Australia
ExxonMobil Belgium Finance	100	Belgium
ExxonMobil Canada Energy	100	Canada
ExxonMobil Canada Finance Company	100	Canada
ExxonMobil Canada Hibernia Company Ltd.	100	Canada
ExxonMobil Canada Ltd.	100	Canada
ExxonMobil Canada Properties	100	Canada
ExxonMobil Canada Resources Company	100	Canada
ExxonMobil Capital N.V.	100	Netherlands
ExxonMobil Catalyst Technologies LLC	100	Delaware
ExxonMobil Central Europe Holding GmbH	100	Germany
ExxonMobil Chemical France	99.77	France
ExxonMobil Chemical Holland B.V.	100	Netherlands
ExxonMobil Chemical Limited	100	United Kingdom
ExxonMobil China Petroleum & Petrochemical Company Limited	100	Bahamas
ExxonMobil de Colombia S.A.	99.686	Colombia
ExxonMobil Delaware Holdings Inc.	100	Delaware
ExxonMobil Development Company	100	Delaware
ExxonMobil Egypt (S.A.E.)	100	Egypt
ExxonMobil Energy Limited	100	Hong Kong
ExxonMobil Exploration and Production Malaysia Inc.	100	Delaware
ExxonMobil Exploration and Production Norway AS	100	Norway
ExxonMobil Finance Company Limited	100	United Kingdom
ExxonMobil Financial Services B.V.	100	Netherlands
ExxonMobil France Holding SAS	100	France
ExxonMobil Gas Marketing Deutschland GmbH	100	Germany
ExxonMobil Gas Marketing Deutschland GmbH & Co. KG	50	Germany
ExxonMobil Gas Marketing Europe Limited	100	United Kingdom
ExxonMobil Global Services Company	100	Delaware
ExxonMobil Holding Company Holland LLC	100	Delaware
ExxonMobil Holding Norway AS	100	Norway
ExxonMobil Hong Kong Limited	100	Hong Kong
ExxonMobil Hungary Finance Kft.	100	Hungary
ExxonMobil International Holdings Inc.	100	Delaware
ExxonMobil International Services	100	Luxembourg
ExxonMobil Italiana Gas S.r.l.	100	Italy
ExxonMobil Kazakhstan Inc.	100	Bahamas
ExxonMobil Kazakhstan Ventures Inc.	100	Delaware
ExxonMobil Libya Limited	100	Bahamas
ExxonMobil Luxembourg	100	Luxembourg
ExxonMobil Luxembourg UK	100	Luxembourg
ExxonMobil Malaysia Sdn Bhd	100	Malaysia
ExxonMobil Marine Limited	100	United Kingdom
ExxonMobil Middle East Gas Marketing Limited	100	Bahamas
ExxonMobil Oil & Gas Investments Limited	100	Bahamas
ExxonMobil Oil Corporation	100	New York

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
ExxonMobil Oil Indonesia Inc.	100	Cayman Islands
ExxonMobil Permian Basin Inc.	100	Delaware
ExxonMobil Petroleum & Chemical	100	Belgium
ExxonMobil Petroleum & Chemical Holdings Inc.	100	Delaware
ExxonMobil Pipeline Company	100	Delaware
ExxonMobil Production Deutschland GmbH	100	Germany
ExxonMobil Production Norway Inc.	100	Delaware
ExxonMobil Qatargas Inc.	100	Delaware
ExxonMobil Qatargas (II) Limited	100	Bahamas
ExxonMobil Qatargas (II) Terminal Company Limited	100	Bahamas
ExxonMobil Ras Laffan (III) Limited	100	Bahamas
ExxonMobil Rasgas Inc.	100	Delaware
ExxonMobil Research and Engineering Company	100	Delaware
ExxonMobil Sales and Supply LLC	100	Delaware
ExxonMobil Southwest Holdings Inc.	100	Delaware
ExxonMobil Ventures Funding Ltd.	100	Bahamas
ExxonMobil Yugen Kaisha	100	Japan
Fina Antwerp Olefins N.V. (5)	35	Belgium
Fujian Refining & Petrochemical Co. Ltd. (5)	25	China
Golden Pass LNG Terminal Investments LLC	100	Delaware
Golden Pass LNG Terminal LLC (5)	17.6	Delaware
Imperial Oil Limited	69.6	Canada
Imperial Oil (an Ontario General Partnership)	69.6	Canada
Imperial Oil Resources (an Alberta limited partnership)	69.6	Canada
Imperial Oil Resources Limited	69.6	Canada
Imperial Oil Resources N.W.T. Limited	69.6	Canada
Imperial Oil Resources Ventures Limited	69.6	Canada
Infineum Holdings B.V. (5)	49.96	Netherlands
Kyokuto Petroleum Industries, Ltd. (4) (5)	50	Japan
Metroplex Barnett Shale LLC	100	Delaware
Mineraloelraffinerie Oberrhein GmbH & Co. KG (5)	25	Germany
Mobil Australia Resources Company Pty Limited	100	Australia
Mobil California Exploration & Producing Asset Company	100	Delaware
Mobil Caspian Pipeline Company	100	Delaware
Mobil Cepu Ltd.	100	Bermuda
Mobil Cerro Negro, Ltd.	100	Bahamas
Mobil Corporation	100	Delaware
Mobil Equatorial Guinea Inc.	100	Delaware
Mobil Erdgas-Erdoel GmbH	100	Germany
Mobil Exploration Indonesia Inc.	100	Cayman Islands
Mobil North Sea Investment Limited	100	United Kingdom
Mobil North Sea L.L.C.	100	Delaware
Mobil North Sea Production Limited	100	United Kingdom
Mobil Oil Australia Pty Ltd	100	Australia
Mobil Oil Exploration & Producing Southeast Inc.	100	Delaware
Mobil Oil New Zealand Limited	100	New Zealand
Mobil Producing Nigeria Unlimited	100	Nigeria
Mobil Producing Texas & New Mexico Inc.	100	Delaware
Mobil Refining Australia Pty Ltd	100	Australia
Mobil Services (Bahamas) Limited	100	Bahamas

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Mobil Yanbu Petrochemical Company Inc.	100	Delaware
Mobil Yanbu Refining Company Inc.	100	Delaware
Nederlandse Aardolie Maatschappij B.V. (4) (5)	50	Netherlands
Papua New Guinea Liquefied Natural Gas Global Company LDC (5)	33.2	Bahamas
Qatar Liquefied Gas Company Limited (5)	10	Qatar
Qatar Liquefied Gas Company Limited (2) (5)	24.15	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (5)	24.999	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (II) (5)	31.006	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (3) (5)	30	Qatar
Saudi Aramco Mobil Refinery Company Ltd. (4) (5)	50	Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)	50	Saudi Arabia
SeaRiver Maritime Financial Holdings, Inc.	100	Delaware
SeaRiver Maritime, Inc.	100	Delaware
Societa a responsabilita limitata Raffineria Padana Olii Minerali - S.A.R.P.O.M. S.r.l.	74.14	Italy
South Hook LNG Terminal Company Limited (5)	24.15	United Kingdom
Tengizchevroil, LLP (5)	25	Kazakhstan
Terminale GNL Adriatico S.r.l. (5)	45	Italy
Tonen Chemical Corporation	50.076	Japan
Tonen Chemical Nasu Corporation	50.076	Japan
TonenGeneral Sekiyu K.K.	50.076	Japan
Toray Tonen Specialty Separator Godo Kaisha (5)	25.04	Japan
Trend Gathering & Treating, LP	100	Texas
XH, LLC	100	Delaware
XTO Energy Inc.	100	Delaware
XTO Offshore Inc.	100	Delaware

NOTES:

(1)	For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3)	The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(4)	The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
(5)	The investment in this unconsolidated person is represented by the registrant’s percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.